UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2024

BRINKER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DE		1-10275		75-1914582
(State or Other Jurisdiction of Incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

3000 Olympus Blvd
Dallas	TX			75019
(Address of principal executive offices)				(Zip Code)
		(972)	980-9917
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.10 par value	EAT	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 22, 2024, Joseph G. Taylor, 65, notified Brinker International, Inc. (the “Company”) that he will retire from his position of Executive Vice President and Chief Financial Officer effective as of June 26, 2024, the end of the Company’s 2024 fiscal year. Mr. Taylor will continue to the serve the Company in an advisory role through the end of August 2024 (such date, subject to change, the “Separation Date”) to assist with a successful transition of responsibilities. Mr. Taylor will continue to earn his current annual base salary of $650,520 through the Separation Date and will remain eligible to earn a bonus under the Company’s Bonus Plan for fiscal year 2024.
On February 26, 2024, the Company announced that Michaela (Mika) M. Ware, 52, has been appointed to the position of Senior Vice President and Chief Financial Officer effective as of June 27, 2024. Ms. Ware has served as Vice President of Finance and Investor Relations for the Company since October 2017, and concurrently served as Treasurer for the Company from May 2018 to June 2020. Prior to her current position, Ms. Ware served as Vice President of Chili’s Finance and in various other finance roles at the Company.
In her new role as Senior Vice President and Chief Financial Officer, Ms. Ware will earn an annual base salary of $450,000. She will be entitled to participate in the Company’s annual Bonus Plan with a target bonus of 65% of her base salary, and will be eligible for grants of equity-based awards under the Company’s Stock Option and Incentive Plan, with her initial annual award expected to be a value of $575,000 granted in a mix of restricted stock units (RSUs) and performance-based RSUs. Ms. Ware will also be eligible for other benefits to which executive officers are entitled, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on October 6, 2023.
There are no family relationships between Ms. Ware and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
A copy of the Press Release announcing the retirement of Mr. Taylor and the appointment of Ms. Ware is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 8 - OTHER EVENTS
Item 8.01. Other Events
In a Press Release today, the Company announced the appointment of Chris Caldwell as Senior Vice President and Chief Information Officer of the Company. Mr. Caldwell has most recently served at Yum! Brands as Chief Technology Officer for KFC.
A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits

(d)    Exhibits.
99.1    Brinker International Announces Executive Leadership Team Appointments Chief Financial Officer, Joe Taylor to Retire at the End of Fiscal 2024, Mika Ware to Succeed as Chief Financial Officer in Fiscal 2025, Chris Caldwell Appointed Chief Information Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC., a Delaware corporation

Dated: February 26, 2024	By:	/s/ KEVIN D. HOCHMAN
Kevin D. Hochman,
Chief Executive Officer and President
and President of Chili’s Grill & Bar
(Principal Executive Officer)